EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

         We hereby consent to the use of the name Netherland, Sewell & Associates, Inc., and to the use of information taken from our  reserves report for BPZ Resources, Inc., dated February 11, 2013, with respect to the estimate of reserves and future revenue, as of December  31, 2012, to the BPZ Resources, Inc. interest in certain oil properties located in Albacora and Corvina Fields, offshore Peru, in the Annual Report on Form 10-K of BPZ Resources, Inc. to be filed on or about March 15, 2013.  We further consent to the incorporation by reference of information contained in our report as of December 31, 2012, in the BPZ Resources, Inc. Registration Statement Nos. 333-177464, 333-169209, 333-147461, 333-126388, and 333-147462 on Form S-8, and Registration Statement Nos. 333-126934, 333-170999, 333-162615, 333- 153427, and 333-158337 on Form S-3, and any amendments to these Registration Statements.

Netherland, Sewell & Associates, Inc.

	By:	/s/ C. H. (Scott) Rees III, P.E.
C.H. (Scott) Reese III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas
March 15, 2013